                                                                    Exhibit 4.1












                             AVID TECHNOLOGY, INC.


                    NONQUALIFIED DEFERRED COMPENSATION PLAN


                           Effective January 1, 1998

                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----
Purpose.................................................................      1

ARTICLE 1 -  Definitions................................................      1

ARTICLE 2 -  Selection, Enrollment, Eligibility.........................      7

   2.1       Selection by Committee.....................................      7
   2.2       Enrollment Requirements....................................      7
   2.3       Eligibility; Commencement of Participation.................      7
   2.4       Termination of Participation and/or Deferrals..............      7

ARTICLE 3 -  Deferral Commitments/Crediting/Taxes.......................      8

   3.1       Minimum Deferrals..........................................      8
   3.2       Maximum Deferral...........................................      8
   3.3       Election to Defer; Effect of Election Form.................      9
   3.4       Withholding of Annual Deferral Amounts.....................      9
   3.5       Investment of Trust Assets.................................      9
   3.6       Vesting....................................................      9
   3.7       Crediting/Debiting of Account Balances.....................      9
   3.8       FICA and Other Taxes.......................................     12
   3.9       Distributions..............................................     12
   3.10      Employer Deferral..........................................     12

ARTICLE 4 -  Short-Term Payout; Unforeseeable Financial Emergencies;
             Withdrawal Election........................................     13

ARTICLE 5 -  Retirement Benefit.........................................     14

ARTICLE 6 -  Pre-Retirement Survivor Benefit............................     15

ARTICLE 7 -  Termination Benefit........................................     15

ARTICLE 8 -  Disability Waiver and Benefit..............................     16

   8.1       Disability Waiver..........................................     16
   8.2       Continued Eligibility; Disability Benefit..................     16

ARTICLE 9 -  Beneficiary Designation....................................     17

   9.1       Beneficiary................................................     17
   9.2       Beneficiary Designation; Change............................     17
   9.3       Acknowledgment.............................................     17
   9.4       No Beneficiary Designation.................................     17
   9.5       Doubt as to Beneficiary....................................     17
   9.6       Discharge of Obligations...................................     18

ARTICLE 10 - Leave of Absence...........................................     18

ARTICLE 11 - Termination, Amendment or Modification.....................     18

   11.1      Termination................................................     18
   11.2      Amendment..................................................     19
   11.3      Plan Agreement.............................................     19
   11.4      Effect of Payment..........................................     20

ARTICLE 12 - Administration.............................................     20

   12.1      Committee Duties...........................................     20
   12.2      Agents.....................................................     20
   12.3      Binding Effect of Decisions................................     20
   12.4      Indemnity of Committee.....................................     20
   12.5      Employer Information.......................................     20

ARTICLE 13 - Other Benefits and Agreements..............................     21

   13.1      Coordination with Other Benefits...........................     21

ARTICLE 14 - Claims Procedures..........................................     21

   14.1      Presentation of Claim......................................     21
   14.2      Notification of Decision...................................     21
   14.3      Review of a Denied Claim...................................     22
   14.4      Decision on Review.........................................     22
   14.5      Legal Action...............................................     23

ARTICLE 15 - Trust......................................................     23

   15.1      Establishment of the Trust.................................     23
   15.2      Interrelationship of the Plan and the Trust................     23

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                                                                            Page
                                                                            ----

   15.3      Distributions From the Trust...............................     23

ARTICLE 16 - Miscellaneous..............................................     23

   16.1      Status of Plan.............................................     23
   16.2      Unsecured General Creditor.................................     24
   16.3      Employer's Liability.......................................     24
   16.4      Nonassignability...........................................     24
   16.5      Not a Contract of Employment...............................     24
   16.6      Furnishing Information.....................................     24
   16.7      Terms......................................................     25
   16.8      Captions...................................................     25
   16.9      Governing Law..............................................     25
   16.10     Notice.....................................................     25
   16.11     Successors.................................................     25
   16.12     Validity...................................................     25
   16.13     Incompetent................................................     26
   16.14     Distribution in the Event of Taxation......................     26
   16.15     Insurance..................................................     26
   16.16     Legal Fees To Enforce Rights After Change in Control.......     27

                             Avid Technology, Inc.


                    NONQUALIFIED DEFERRED COMPENSATION PLAN


                           Effective January 1, 1998


                                     PURPOSE
                                    --------


     The purpose of this Plan is to provide specified benefits to a select group of management and highly compensated Employees who contribute materially to the continued growth, development and future business success of Avid Technology, Inc., a Delaware corporation, and its subsidiaries, if any, that sponsor this Plan. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.


                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

     For purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

     1.1 "Account Balance" shall mean, with respect to a Participant, a credit on the records of the Employer equal to the Deferral Account balance. The Account Balance, and each other specified account balance, shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

     1.2 "Annual Bonus" shall mean any compensation, in addition to Base Annual Salary relating to services performed during any calendar year, whether or not paid in such calendar year or included on the Federal Income Tax Form W-2 for such calendar year, payable to a Participant as an Employee under any Employer's annual bonus and cash incentive plans, excluding stock options, holiday bonuses, retention bonuses, or any other discretionary or special bonus or awards.

     1.3 "Annual Deferral Amount" shall mean that portion of a Participant's Annual Bonus that a Participant elects to have, and is deferred, in accordance with Article 3, for any one Plan Year. In the event of a Participant's Retirement, Disability (if deferrals cease in accordance with Section 8.1), death or a Termination of Employment prior to the end of a

          Plan Year, such year's Annual Deferral Amount shall be the actual amount withheld prior to such event.

     1.4 "Annual Installment Method" shall be an annual installment payment over the number of years selected by the Participant in accordance with this Plan, calculated as follows: The Account Balance of the Participant shall be calculated as of the close of business three business days prior to the last business day of the year. The annual installment shall be calculated by multiplying this balance by a fraction, the numerator of which is one, and the denominator of which is the remaining number of annual payments due the Participant. By way of example, if the Participant elects a 10 year Annual Installment Method, the first payment shall be 1/10 of the Account Balance, calculated as described in this definition. The following year, the payment shall be 1/9 of the Account Balance, calculated as described in this definition. Each annual installment shall be paid on or as soon as practicable after the last business day of the applicable year.

     1.5 "Beneficiary" shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 9, that are entitled to receive benefits under this Plan upon the death of a Participant.

     1.6 "Beneficiary Designation Form" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

     1.7  "Board" shall mean the board of directors of the Company.

     1.8 "Change in Control" shall mean the first to occur of any of the following events:

               (a) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership(within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the
          --------
          following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i) and (ii) of subsection (c) of this Section 1.9; or

               (b)  individuals who, as of the date hereof, constitute the
          members     of the Board (the "Incumbent Directors") ceasing for any
          reason to constitute at least a majority of the Board; provided,
                                                                 --------
          however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the Incumbent Directors then in office shall be deemed to be an Incumbent Director (except that this proviso shall not apply to any individual whose initial election as a director occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board); or

               (c) the consummation of a reorganization, merger or consolidation involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), unless, immediately following such Business Combination, each of the following three conditions is satisfied: (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the "Acquiring Corporation") in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, (ii) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or the Acquiring Corporation) beneficially owns, directly or indirectly, 30% or more of the then outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding voting securities of such corporation (except to the extent that such ownership existed prior to the Business Combination) and (iii) a majority of the members of the board of directors of the Acquiring Corporation were Incumbent Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

               (d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

     1.9  "Claimant" shall have the meaning set forth in Section 14.1.

     1.10 "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

     1.11 "Committee" shall mean the committee described in Article 12.

     1.12 "Company" shall mean Avid Technology, Inc., a Delaware corporation, and any successor to all or substantially all of the Company's assets or business.

     1.13 "Deduction Limitation" shall mean the following described limitation on a benefit that may otherwise be distributable pursuant to the provisions of this Plan. Except as otherwise provided, this limitation shall be applied to all distributions that are "subject to the Deduction Limitation" under this Plan. If an Employer determines in good faith prior to a Change in Control that there is a reasonable likelihood that any compensation paid to a Participant for a taxable year of the Employer would not be deductible by the Employer solely by reason of the limitation under Code Section 162(m), then to the extent deemed necessary by the Employer to ensure that the entire amount of any distribution to the Participant pursuant to this Plan prior to the Change in Control is deductible, the Employer may defer all or any portion of a distribution under this Plan. Any amounts deferred pursuant to this limitation shall continue to be credited/debited with additional amounts in accordance with Section 3.7 below. The amounts so deferred and amounts credited thereon shall be distributed to the Participant or his or her Beneficiary (in the event of the Participant's death) at the earliest possible date, as determined by the Employer in good faith, on which the deductibility of compensation paid or payable to the Participant for the taxable year of the Employer during which the distribution is made will not be limited by
          Section 162(m), or if earlier, the effective date of a Change in Control. Notwithstanding anything to the contrary in this Plan, the Deduction Limitation shall not apply to any distributions made after a Change in Control.

     1.14 "Deferral Account" shall mean (i) the sum of all of a Participant's Annual Deferral Amounts, plus (ii) amounts credited in accordance with all the applicable crediting provisions of this Plan that relate to the Participant's

          Deferral Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to his or her Deferral Account.

     1.15 "Disability" shall mean a period of disability during which a Participant qualifies for disability benefits under the Participant's Employer's long-term disability plan, or, if a Participant does not participate in such a plan, a period of disability during which the Participant would have qualified for permanent disability benefits under such a plan had the Participant been a participant in such a plan, as determined in the sole discretion of the Committee. If the Participant's Employer does not sponsor such a plan, or discontinues to sponsor such a plan, Disability shall be determined by the Committee in its sole discretion.

     1.16 "Disability Benefit" shall mean the benefit set forth in Article 8.

     1.17 "Election Form" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to make an election under the Plan.

     1.18 "Employee" shall mean a person who is an employee of any Employer.

     1.19 "Employer(s)" shall mean the Company and/or any of its subsidiaries (now in existence or hereafter formed or acquired) that have been selected by the Board or any authorized committee thereof to participate in the Plan and have adopted the Plan as a sponsor.

     1.20 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

     1.21 "Participant" shall mean any Employee (i) who is selected to participate in the Plan, (ii) who elects to participate in the Plan,
          (iii) who signs a Plan Agreement, an Election Form and a Beneficiary Designation Form, (iv) whose signed Plan Agreement, Election Form and Beneficiary Designation Form are accepted by the Committee, (v) who commences participation in the Plan, and (vi) whose Plan Agreement has not terminated. A spouse or former spouse of a Participant shall not be treated as a Participant in the Plan or have an account balance under the Plan, even if he or she has an interest in the Participant's benefits under the Plan as a result of applicable law or property settlements resulting from legal separation or divorce.

     1.22 "Plan" shall mean the Company's Nonqualified Deferred Compensation Plan, which shall be evidenced by this instrument and by each Plan Agreement, as they may be amended from time to time.

     1.23 "Plan Agreement" shall mean a written agreement, as may be amended from time to time, which is entered into by and between an Employer and a Participant. Each Plan Agreement executed by a Participant and the Participant's Employer shall provide for the entire benefit to which such Participant is entitled under the Plan; should there be more than one Plan Agreement, the Plan Agreement bearing the latest date of acceptance by the Employer shall supersede all previous Plan Agreements in their entirety and shall govern such entitlement. The terms of any Plan Agreement may be different for any Participant, and any Plan Agreement may provide additional benefits not set forth in the Plan or limit the benefits otherwise provided under the Plan; provided, however, that any such additional benefits or benefit limitations must be agreed to by both the Employer and the Participant.

     1.24 "Plan Year" shall mean a period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year.

     1.25 "Pre-Retirement Survivor Benefit" shall mean the benefit set forth in
          Article 6 for purposes of this Plan only.

     1.26 "Retirement", "Retire(s)" or "Retired" shall mean, with respect to an Employee, severance from employment from all Employers for any reason other than a leave of absence, death or Disability on or after the attainment of age fifty-five (55). The definition in this Section
          1.27 shall not have any effect on any other plan maintained by the Employer.

     1.27 "Retirement Benefit" shall mean the benefit set forth in Article 5.

     1.28 "Short-Term Payout" shall mean the payout set forth in Section 4.1.

     1.29 "Termination Benefit" shall mean the benefit set forth in Article 7.

     1.30 "Termination of Employment" shall mean the severing of employment with all Employers, voluntarily or involuntarily, for any reason other than Retirement, Disability, death or an authorized leave of absence.

     1.31 "Trust" shall mean one or more trusts established pursuant to one or more trust agreements between the Company and the trustee named therein, as amended from time to time.

     1.32 "Unforeseeable Financial Emergency" shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, (ii) a loss of the Participant's property due to casualty, or (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee.

                                   ARTICLE 2

                       SELECTION, ENROLLMENT, ELIGIBILITY
                       ----------------------------------

     2.1  SELECTION BY COMMITTEE.  Participation in the Plan shall be limited
          ----------------------
          to a select group of management and highly compensated Employees of the Employers, as determined by the Committee in its sole discretion. From that group, the Committee shall select, in its sole discretion, Employees to participate in the Plan.

     2.2  ENROLLMENT REQUIREMENTS.  As a condition to participation, each
          -----------------------
          selected Employee shall complete, execute and return to the Committee a Plan Agreement, an Election Form and a Beneficiary Designation Form, all within 30 days after he or she is selected to participate in the Plan. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary.

     2.3  ELIGIBILITY; COMMENCEMENT OF PARTICIPATION.  Provided an Employee
          ------------------------------------------
          selected to participate in the Plan has met all enrollment requirements set forth in this Plan and required by the Committee, including returning all required documents to the Committee within the specified time period, that Employee shall commence participation in the Plan on the first day of the month following the month in which the Employee completes all enrollment requirements. If an Employee fails to meet all such requirements within the period required, in accordance with Section 2.2, that Employee shall not be eligible to participate in the Plan until the first day of the Plan Year following the delivery to and acceptance by the Committee of the required documents.

     2.4  TERMINATION OF PARTICIPATION AND/OR DEFERRALS.  If the Committee
          ---------------------------------------------
          determines in good faith that a Participant no longer qualifies as a member of a select group of management or highly compensated employees, as membership in such group is determined in accordance with Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, the Committee shall have the right, in its sole discretion, to (i) terminate any deferral election the Participant has made for the remainder of the Plan Year in which the Participant's membership status changes, (ii) prevent the Participant from making future deferral elections and/or (iii) immediately distribute the Participant's then Account Balance as a Termination Benefit and terminate the Participant's participation in the Plan.

                                   ARTICLE 3

                      DEFERRAL COMMITMENTS/CREDITING/TAXES
                      ------------------------------------

 3.1 MINIMUM DEFERRALS.
     -----------------

          (a)  ANNUAL BONUS.  For each Plan Year, a Participant may elect to
               ------------
               defer, as his or her Annual Deferral Amount, part or all of the Participant's Annual Bonus in the following minimum amounts for each deferral elected:

                                            Minimum
                        Deferral             Amount
                        --------            -------
               Annual Bonus                  $5,000


               If an election is made for less than stated minimum amounts, or if no election is made, the amount deferred shall be zero.

 3.2 MAXIMUM DEFERRAL
     ----------------

          (a)  ANNUAL BONUS.  For each Plan Year, a Participant may elect to
               ------------
               defer, as his or her Annual Deferral Amount, part or all of the Participant's Annual Bonus up to the following maximum percentage for each deferral elected:

                                            Minimum
                        Deferral             Amount
                        --------            -------
               Annual Bonus                  $1,000


               Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, or in the case of the first Plan Year of the Plan itself, the maximum Annual Deferral Amount, with respect to Annual Bonus shall be limited to the amount of compensation not yet earned by the Participant as of the date the Participant submits a Plan Agreement and Election Form to the Committee for acceptance.

               An election to defer Annual Bonus may be expressed as an election to defer (i) a specific percentage, (ii) a specific dollar amount or (iii) the excess over a specified dollar amount.

  3.3  ELECTION TO DEFER; EFFECT OF ELECTION FORM.  For each Plan Year, an
       ------------------------------------------
       irrevocable deferral election for that Plan Year, and such other elections as the Committee deems necessary or desirable under the Plan, shall be made by timely delivering to the Committee, in accordance with its rules and procedures, before the end of the Plan Year preceding the Plan Year for which the election is made, a new Election Form. If no such Election Form is timely delivered for a Plan Year, the Annual Deferral Amount shall be zero for that Plan Year.

  3.4  WITHHOLDING OF ANNUAL DEFERRAL AMOUNTS.  For each Plan Year, the Annual
       --------------------------------------
       Bonus portion of the Annual Deferral Amount shall be withheld at the time the Annual Bonus is or otherwise would be paid to the Participant, whether or not this occurs during the Plan Year itself. No withholding shall be permitted within twelve months after the Participant has received a hardship distribution from the Avid Technology, Inc. 401(k) Plan.

  3.5  INVESTMENT OF TRUST ASSETS.  The Trustee of the Trust shall be
       --------------------------
       authorized, upon written instructions received from the Committee or investment manager appointed by the Committee, to invest and reinvest the assets of the Trust in accordance with the applicable Trust Agreement, including the disposition of stock and reinvestment of the proceeds in one or more investment vehicles designated by the Committee.

  3.6  VESTING.  A Participant shall at all times be 100% vested in his or her
       -------
       Deferral Account.

  3.7  CREDITING/DEBITING OF ACCOUNT BALANCES.  In accordance with, and subject
       --------------------------------------
       to, the rules and procedures that are established from time to time by the Committee, in its sole discretion, amounts shall be credited or debited to a Participant's Account Balance in accordance with the following rules:

       (a)     ELECTION OF MEASUREMENT FUNDS.   A Participant, in connection
               -----------------------------
               with his or her initial deferral election in accordance with
               Section 3.2(a) above, shall elect, on the Election Form, one or more

               Measurement Fund(s) (as described in Section 3.7(c) below) to be used to determine the additional amounts to be credited to his or her Account Balance for the first calendar quarter or portion thereof in which the Participant commences participation in the Plan and continuing thereafter for each subsequent calendar quarter in which the Participant participates in the Plan, unless changed in accordance with the next sentence. Commencing with the first calendar quarter that follows the Participant's commencement of participation in the Plan and continuing thereafter for each subsequent calendar quarter in which the Participant participates in the Plan, no later than the next to last business day of the calendar quarter, the Participant may (but is not required to) elect, by submitting an Election Form to the Committee that is accepted by the Committee, to add or delete one or more Measurement Fund(s) to be used to determine the additional amounts to be credited to his or her Account Balance, or to change the portion of his or her Account Balance allocated to each previously or newly elected Measurement Fund. If an election is made in accordance with the previous sentence, it shall apply to the next calendar quarter and continue thereafter for each subsequent calendar quarter in which the Participant participates in the Plan, unless changed in accordance with the previous sentence. The Committee may permit changes to be made more frequently than quarterly and may permit changes to be made telephonically, in either case, pursuant to such procedures as the Committee may adopt from time to time.

          (b)  PROPORTIONATE ALLOCATION.  In making any election described in
               ------------------------
               Section 3.7(a) above, the Participant shall specify on the Election Form, in increments of one percentage point (1%), the percentage of his or her Account Balance to be allocated to a Measurement Fund (as if the Participant was making an investment in that Measurement Fund with that portion of his or her Account Balance).

          (c)  MEASUREMENT FUNDS.  The Participant may elect one or more of the
               -----------------
               following measurement funds set forth on Schedule A. As necessary, the Committee may, in its sole discretion, discontinue, substitute or add a Measurement Fund. Each such action will take effect as of the first day of the calendar quarter that follows by thirty (30) days the day on which the Committee gives Participants advance written notice of such change.

          (d)  CREDITING OR DEBITING METHOD.  Subject to charges for
               ----------------------------
               administrative expenses as provided in Section 3.7(f), the performance of each elected Measurement Fund (either positive or negative) will be determined by the Committee, in its sole discretion, based on the performance of the Measurement Funds themselves. A Participant's Account Balance shall be credited or debited on a daily basis based on the performance of each Measurement Fund selected by the Participant, as determined by
                                                             ----------------
               the Committee in its sole discretion, as though (i) a
               ------------------------------------
               Participant's Account Balance were invested in the Measurement Fund(s) selected by the Participant, in the percentages applicable to such calendar quarter, as of the close of business on the first business day of such calendar quarter, at the closing price on such date; (ii) the portion of the Annual Deferral Amount that was actually deferred during any calendar quarter were invested in the Measurement Fund(s) selected by the Participant, in the percentages applicable to such calendar quarter, no later than the close of business on the third business day after the day on which such amounts are actually deferred from the Participant's Base Annual Salary through reductions in his or her payroll, at the closing price on such date; and (iii) any distribution made to a Participant that decreases such Participant's Account Balance ceased being invested in the Measurement Fund(s), in the percentages applicable to such calendar quarter, no earlier than three business days prior to the distribution, at the closing price on such date.

          (e)  NO ACTUAL INVESTMENT.  Notwithstanding any other provision of
               --------------------
               this Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant's election of any such Measurement Fund, the allocation to his or her Account Balance thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant's Account Balance shall not be
                                                          ----- ---
               considered or construed in any manner as an actual investment of his or her Account Balance in any such Measurement Fund. In the event that the Company or the Trustee (as that term is defined in the Trust), in its own discretion, decides to invest funds in any or all of the Measurement Funds, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant's Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust.

       (f)  EXPENSES.  The Account Balance of each Participant shall be
            --------
            debited by the amount of the reasonable administrative expenses of the Plan in the same proportion that the Participant's Account Balance bears to the total Account Balances of all Participants.

  3.8  FICA AND OTHER TAXES.  For each Plan Year in which an Annual Deferral
       --------------------
       Amount is being withheld from a Participant, the Participant's Employer(s) shall withhold from that portion of the Participant's Base Annual Salary and Bonus that is not being deferred, in a manner determined by the Employer(s), the Participant's share of FICA and other employment taxes on such Annual Deferral Amount. If necessary, the Committee may reduce the Annual Deferral Amount in order to comply with this Section 3.8.

  3.9  DISTRIBUTIONS.  The Participant's Employer(s), or the trustee of the
       -------------
       Trust, shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer(s), or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer(s) and the trustee of the Trust.

  3.10 EMPLOYER DEFERRAL.  If an Employer determines in good faith prior to
       -----------------
       a Change in Control that there is a reasonable likelihood that any compensation paid to a Participant for a taxable year would not be deductible by the Employer solely by reason of the limitation under Code
       Section 162(m), then to the extent deemed necessary by the Employer to ensure that all of the compensation payable to the Participant prior to the Change in Control is deductible, the Employer may reduce the Participant's Base Annual Salary and/or Annual Bonus and treat the amount of such reduction as an amount deferred by the Participant. The amount so deferred and amounts credited thereon shall be distributed to the Participant (or his or her Beneficiary in the event of the Participant's death) at the earliest possible date, as determined by the Employer in good faith, on which the deductibility of compensation paid or payable to the Participant for the taxable year of the Employer during which the distribution is made will not be limited by Section 162(m), or if earlier, the effective date of a Change in Control. No deferrals may be made under this Section 3.10 after the effective date of a Change in Control. For purposes of this Section 3.10 only, the term "Participant" shall mean any Employee who has been selected to participate in the Plan.

                                   ARTICLE 4

                        SHORT-TERM PAYOUT; UNFORESEEABLE
                   FINANCIAL EMERGENCIES; WITHDRAWAL ELECTION
                   ------------------------------------------

     4.1  SHORT-TERM PAYOUT.  In connection with each election to defer an
          -----------------
          Annual Deferral Amount, a Participant may irrevocably elect to receive a future "Short-Term Payout" from the Plan with respect to such Annual Deferral Amount. Subject to the Deduction Limitation, the Short-Term Payout shall be a lump sum payment in an amount that is equal to the Annual Deferral Amount plus amounts credited or debited in the manner provided in Section 3.7 above on that amount, determined at the time that the Short-Term Payout becomes payable (rather than the date of a Termination of Employment). Subject to the Deduction Limitation and the other terms and conditions of this Plan, each Short-Term Payout elected shall be paid out during a period beginning 1 day and ending 60 days after the last day of any Plan Year designated by the Participant that is at least three Plan Years after the Plan Year in which the Annual Deferral Amount is actually deferred. By way of example, if a three year Short-Term Payout is elected for Annual Deferral Amounts that are deferred in the Plan Year commencing January 1, 1998, the three year Short-Term Payout would become payable during a 60 day period commencing January 1, 2002.

     4.2  OTHER BENEFITS TAKE PRECEDENCE OVER SHORT-TERM.  Should an event occur
          ----------------------------------------------
          that triggers a benefit under Article 5, 6, 7 or 8, any Annual Deferral Amount, plus amounts credited or debited thereon, that is subject to a Short-Term Payout election under Section 4.1 shall not be paid in accordance with Section 4.1 but shall be paid in accordance with the other applicable Article.

     4.3  WITHDRAWAL PAYOUT/SUSPENSIONS FOR UNFORESEEABLE FINANCIAL EMERGENCIES.
          ----------------------------------------------------------------------
          If the Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Committee to (i) suspend any deferrals required to be made by a Participant and/or (ii) receive a partial or full payout from the Plan. The payout shall not exceed the lesser of the Participant's Account Balance, calculated as if such Participant were receiving a Termination Benefit, or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency as determined by the Committee. If, subject to the sole discretion of the Committee, the petition for a suspension and/or payout is approved, suspension shall take effect upon the date of approval and any payout shall be made within 60 days of the date of approval. The payment of any amount under this Section 4.3 shall not be subject to the Deduction Limitation or any withdrawal penalty.

     4.4  WITHDRAWAL ELECTION.  A Participant may elect, at any time, to
          -------------------
          withdraw all or part of his or her Account Balance, calculated as if there had occurred a Termination of Employment as of the day of the election (the "Withdrawal Amount"). The Participant's Account Balance shall be reduced by the Withdrawal Amount and shall be further reduced by an amount equal to 10% of the Withdrawal Account. This election can be made at any time, before or after Retirement, Disability, death or Termination of Employment, and whether or not the Participant (or Beneficiary) is in the process of being paid pursuant to an installment payment schedule. The Participant (or his or her Beneficiary) shall make this election by giving the Committee advance written notice of the election in a form determined from time to time by the Committee. The Participant (or his or her Beneficiary) shall be paid the Withdrawal Amount within 60 days of his or her election. Once the Withdrawal Amount is paid, the Participant shall not be eligible to participate in the Plan until the next enrollment period which is at least 12 months after the date of withdrawal. The payment of this Withdrawal Amount shall not be subject to the Deduction Limitation.

                                   ARTICLE 5

                               RETIREMENT BENEFIT
                               ------------------

     5.1  RETIREMENT BENEFIT.  Subject to the Deduction Limitation, a
          ------------------
          Participant who Retires shall receive, as a Retirement Benefit, his or her Account Balance.

     5.2  PAYMENT OF RETIREMENT BENEFIT.  A Participant, in connection with his
          -----------------------------
          or her commencement of participation in the Plan, shall elect on an Election Form to receive the Retirement Benefit in a lump sum or pursuant to an Annual Installment Method of 5 or 10 years. The Participant may annually change his or her election to an allowable alternative payout period by submitting a new Election Form to the Committee, provided that any such Election Form is submitted at least one year prior to the Participant's Retirement and is accepted by the Committee in its sole discretion. The Election Form most recently accepted by the Committee shall govern the payout of the Retirement Benefit. If a Participant does not make any election with respect to the payment of the Retirement Benefit, then such benefit shall be payable in a lump sum. The lump sum payment shall be made, or installment payments shall commence, no later than 60 days after the date the Participant Retires. Any payment made shall be subject to the Deduction Limitation.

     5.3  DEATH PRIOR TO COMPLETION OF RETIREMENT BENEFIT.  If a Participant
          -----------------------------------------------
          dies after Retirement but before the Retirement Benefit is paid in full, the Participant's unpaid Retirement Benefit payments shall continue and shall be paid to the Participant's Beneficiary (a) over the remaining number of months and in the same amounts as that benefit would have been paid to the Participant had the Participant survived, or (b) in a lump sum, if requested by the Beneficiary and allowed in the sole discretion of the Committee, that is equal to the Participant's unpaid remaining Account Balance.

                                   ARTICLE 6

                        PRE-RETIREMENT SURVIVOR BENEFIT
                        -------------------------------

     6.1  PRE-RETIREMENT SURVIVOR BENEFIT.  Subject to the Deduction Limitation,
          -------------------------------
          the Participant's Beneficiary shall receive a Pre-Retirement Survivor Benefit equal to the Participant's Account Balance if the Participant dies before he or she Retires, experiences a Termination of Employment or suffers a Disability.

     6.2  PAYMENT OF PRE-RETIREMENT SURVIVOR BENEFIT.  Payment of the Pre-
          ------------------------------------------
          Retirement Survivor Benefit shall be made in a lump sum. The lump sum payment shall be made no later than 60 days after the date the Committee is provided with proof that is satisfactory to the Committee of the Participant's death. Any payment made shall be subject to the Deduction Limitation.

                                   ARTICLE 7

                              TERMINATION BENEFIT
                              -------------------

     7.1  TERMINATION BENEFIT.  Subject to the Deduction Limitation, the
          -------------------
          Participant shall receive a Termination Benefit, which shall be equal to the Participant's Account Balance if a Participant experiences a Termination of Employment prior to his or her Retirement, death or Disability.

     7.2  PAYMENT OF TERMINATION BENEFIT.  Payment of the Participant's
          ------------------------------
          Termination Benefit shall be made in a lump sum. The lump sum payment shall be made no later than 60 days after the date of the Participant's Termination of Employment. Any payment made shall be subject to the Deduction Limitation.

                                   ARTICLE 8

                         DISABILITY WAIVER AND BENEFIT
                         -----------------------------

 8.1 DISABILITY WAIVER.
     -----------------

     (a)       WAIVER OF DEFERRAL.  A Participant who is determined by the
               ------------------
               Committee to be suffering from a Disability shall be excused from fulfilling that portion of the Annual Deferral Amount commitment that would otherwise have been withheld from a Participant's Annual Bonus for the Plan Year during which the Participant first suffers a Disability. During the period of Disability, the Participant shall not be allowed to make any additional deferral elections, but will continue to be considered a Participant for all other purposes of this Plan.

     (b)       RETURN TO WORK.  If a Participant returns to employment with an
               --------------
               Employer after a Disability ceases, the Participant may elect to defer an Annual Deferral Amount for the Plan Year following his or her return to employment or service and for every Plan Year thereafter while a Participant in the Plan; provided such deferral elections are otherwise allowed and an Election Form is delivered to and accepted by the Committee for each such election in accordance with Section 3.3 above.

 8.2 CONTINUED ELIGIBILITY; DISABILITY BENEFIT.  A Participant suffering a
     -----------------------------------------
Disability shall, for benefit purposes under this Plan, continue to be considered to be employed and shall be eligible for the benefits provided for in Articles 4, 5, 6 or 7 in accordance with the provisions of those Articles. Notwithstanding the above, the Committee shall have the right to, in its sole and absolute discretion and for purposes of this Plan only, and must in the case of a Participant who is otherwise eligible to Retire, deem the Participant to have experienced a Termination of Employment, or in the case of a Participant who is eligible to Retire, to have Retired, at any time (or in the case of a Participant who is eligible to Retire, as soon as practicable) after such Participant is determined to be suffering a Disability, in which case the Participant shall receive a Disability Benefit equal to his or her Account Balance at the time of the Committee's determination; provided, however, that should the Participant otherwise have been eligible to Retire, he or she shall be paid in accordance with Article 5. The Disability Benefit shall be paid in a lump sum within 60 days of the Committee's exercise of such right. Any payment made shall be subject to the Deduction Limitation.

                                   ARTICLE 9

                            BENEFICIARY DESIGNATION
                            -----------------------

  9.1  BENEFICIARY.  Each Participant shall have the right, at any time, to
       -----------
       designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.

  9.2  BENEFICIARY DESIGNATION; CHANGE.  A Participant shall designate his or
       -------------------------------
       her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee's rules and procedures, as in effect from time to time. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

  9.3  ACKNOWLEDGMENT.  No designation or change in designation of a Beneficiary
       --------------
       shall be effective until received in writing and acknowledged in writing by the Committee or its designated agent.

  9.4  NO BENEFICIARY DESIGNATION.  If a Participant fails to designate a
       --------------------------
       Beneficiary as provided in Sections 9.1, 9.2 and 9.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the then living issue of the Participant per stirpes and, if there is no such issue, to the executor or personal representative of the Participant's estate.

  9.5  DOUBT AS TO BENEFICIARY.  If the Committee has any doubt as to the proper
       -----------------------
       Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Participant's Employer to withhold such payments until this matter is resolved to the Committee's satisfaction.

      9.6 DISCHARGE OF OBLIGATIONS.  The payment of benefits under the Plan to a
          ------------------------
          Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant, and that Participant's Plan Agreement shall terminate upon such full payment of benefits.

                                   ARTICLE 10

                                LEAVE OF ABSENCE
                                ----------------

     10.1 PAID LEAVE OF ABSENCE.  If a Participant is authorized by the
          ---------------------
          Participant's Employer for any reason to take a paid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the Annual Deferral Amount shall continue to be withheld during such paid leave of absence in accordance with Section 3.4.

     10.2 UNPAID LEAVE OF ABSENCE.  If a Participant is authorized by the
          -----------------------
          Participant's Employer for any reason to take an unpaid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the Participant shall be excused from making deferrals until the earlier of the date the leave of absence expires or the Participant returns to a paid employment status. Upon such expiration or return, deferrals shall resume for the remaining portion of the Plan Year in which the expiration or return occurs, based on the deferral election, if any, made for that Plan Year. If no election was made for that Plan Year, no deferral shall be withheld.

                                   ARTICLE 11

                     TERMINATION, AMENDMENT OR MODIFICATION
                     --------------------------------------

     11.1 TERMINATION.  Although each Employer anticipates that it will
          -----------
          continue the Plan for an indefinite period of time, there is no guarantee that any Employer will continue the Plan or will not terminate the Plan at any time in the future. Accordingly, each Employer reserves the right to discontinue its sponsorship of the Plan and/or to terminate the Plan at any time with respect to any or all of its participating Employees, by action of its board of directors or any duly authorized committee thereof. Notwithstanding any provision of this Plan to the contrary, the Plan shall terminate automatically upon the occurrence of a Change in Control without the necessity of any action by any Employer. Upon the termination of the Plan with respect to any Employer, the Plan Agreements of the affected Participants who are employed by that Employer shall terminate and their

       Account Balances, determined as if they had experienced a Termination of Employment on the date of Plan termination or, if Plan termination occurs after the date upon which a Participant was eligible to Retire, then with respect to that Participant as if he or she had Retired on the date of Plan termination, shall be paid to the Participants as follows: Prior to a Change in Control, if the Plan is terminated with respect to all of its Participants, an Employer shall have the right, in its sole discretion, and notwithstanding any elections made by the Participant, to pay such benefits in a lump sum or pursuant to an Annual Installment Method of up to 10 years, with amounts credited and debited during the installment period as provided herein. If the Plan is terminated with respect to less than all of its Participants, an Employer shall be required to pay such benefits in a lump sum. After a Change in Control, the Employer shall be required to pay such benefits in a lump sum. Upon termination of the Plan the Employer shall accelerate installment payments without a premium or prepayment penalty by paying the Account Balance in a lump sum.

  11.2 AMENDMENT.  Any Employer may, at any time, amend or modify the Plan in
       ---------
       whole or in part with respect to that Employer by the action of its board of directors or any duly authorized committee thereof; provided, however, that no amendment or modification shall be effective to decrease or restrict the value of a Participant's Account Balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Employment as of the effective date of the amendment or modification or, if the amendment or modification occurs after the date upon which the Participant was eligible to Retire, the Participant had Retired as of the effective date of the amendment or modification. The amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification; provided, however, that the Employer shall have the right to accelerate installment payments by paying the Account Balance in a lump sum or pursuant to an Annual Installment Method using fewer years (provided that the present value of all payments that will have been received by a Participant at any given point of time under the different payment schedule shall equal or exceed the present value of all payments that would have been received at that point in time under the original payment schedule).

  11.3 PLAN AGREEMENT.  Despite the provisions of Sections 11.1 and 11.2 above,
       --------------
       if a Participant's Plan Agreement contains benefits or limitations that are not in this Plan document, the Employer may only amend or terminate such provisions with the consent of the Participant.

  11.4 EFFECT OF PAYMENT.  The full payment of the applicable benefit under
       -----------------
       Articles 4, 5, 6, 7 or 8 of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan and the Participant's Plan Agreement shall terminate.

                                   ARTICLE 12

                                 ADMINISTRATION
                                 --------------

  12.1 COMMITTEE DUTIES.  This Plan shall be administered by a Committee which
       ----------------
       shall consist of the Compensation Committee of the Board, or such other committee as the Board shall appoint. Members of the Committee may be Participants under this Plan. The Committee shall also have the complete discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and
       (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company.

  12.2 AGENTS.  In the administration of this Plan, the Committee may, from time
       ------
       to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to any Employer.

  12.3 BINDING EFFECT OF DECISIONS.  The decision or action of the Committee
       ---------------------------
       with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

  12.4 INDEMNITY OF COMMITTEE.  All Employers shall indemnify and hold harmless
       ----------------------
       the members of the Committee, and any Employee to whom the duties of the Committee may be delegated, against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee or any of its members or any such Employee.

  12.5 EMPLOYER INFORMATION.  To enable the Committee to perform its functions,
       --------------------
       each Employer shall supply full and timely information to the Committee on all matters relating to the compensation of its Participants, the date and circumstances of the Retirement, Disability, death or Termination of Employment of its Participants, and such other pertinent information as the Committee may reasonably require.

  12.6 MULTIPLE COMMITTEES.  The Board may divide the duties of the Committee
       -------------------
       among more than one Committee. If more than one Committee is established, the Board shall designate the scope of authority of each such Committee. Each such Committee shall have all the powers and privileges set forth above subject only to any limitations on the scope of its authority imposed by the Board.

                                   ARTICLE 13

                         OTHER BENEFITS AND AGREEMENTS
                         -----------------------------

  13.1 COORDINATION WITH OTHER BENEFITS.  The benefits provided for a
       --------------------------------
       Participant and Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant's Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

                                   ARTICLE 14

                               CLAIMS PROCEDURES
                               -----------------

  14.1 PRESENTATION OF CLAIM.  Any Participant or Beneficiary of a deceased
       ---------------------
       Participant (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

  14.2 NOTIFICATION OF DECISION.  The Committee shall consider a Claimant's
       ------------------------
       claim within a reasonable time, and shall notify the Claimant in writing:

       (a) that the Claimant's requested determination has been made, and that the claim has been allowed in full; or

       (b) that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

               1. the specific reason(s) for the denial of the claim, or any part of it;

               2. specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

               3. a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

               4.   an explanation of the claim review procedure set forth in
                    Section 14.3 below.

  14.3 REVIEW OF A DENIED CLAIM.  Within 60 days after receiving a notice from
       ------------------------
       the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than 30 days after the review procedure began, the Claimant (or the Claimant's duly authorized representative):

       A.   may review pertinent documents;

       B.   may submit written comments or other documents; and/or

       C. may request a hearing, which the Committee, in its sole discretion, may grant.

  14.4 DECISION ON REVIEW.  The Committee shall render its decision on review
       ------------------
       promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee's decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

       A.   specific reasons for the decision;

       B. specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

       C.   such other matters as the Committee deems relevant.

  14.5 LEGAL ACTION.  A Claimant's compliance with the foregoing provisions of
       ------------
       this Article 14 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under this Plan.

                                   ARTICLE 15

                                     TRUST
                                     -----

  15.1 ESTABLISHMENT OF THE TRUST.  The Company shall establish the Trust, and
       --------------------------
       each Employer shall at least annually transfer over to the Trust such assets as the Employer determines, in its sole discretion, are necessary to provide, on a present value basis, for its respective future liabilities created with respect to the Annual Deferral Amounts and Company Matching Amounts for such Employer's Participants for all periods prior to the transfer, as well as any debits and credits to the Participants' Account Balances for all periods prior to the transfer, taking into consideration the value of the assets in the trust at the time of the transfer.

  15.2 INTERRELATIONSHIP OF THE PLAN AND THE TRUST.  The provisions of the Plan
       -------------------------------------------
       and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust. Each Employer shall at all times remain liable to carry out its obligations under the Plan.

  15.3 DISTRIBUTIONS FROM THE TRUST.  Each Employer's obligations under the Plan
       ----------------------------
       may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer's obligations under this Plan.

                                   ARTICLE 16

                                 MISCELLANEOUS
                                 -------------

  16.1 STATUS OF PLAN.  The Plan is intended to be a plan that is not qualified
       --------------
       within the meaning of Code Section 401(a) and that "is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employee" within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.

  16.2 UNSECURED GENERAL CREDITOR.  Participants and their Beneficiaries, heirs,
       --------------------------
       successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer. For purposes of the payment of benefits under this Plan, any and all of an Employer's assets shall be, and remain, the general, unpledged unrestricted assets of the Employer. An Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

  16.3 EMPLOYER'S LIABILITY.  An Employer's liability for the payment of
       --------------------
       benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Employer and a Participant. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Plan Agreement.

  16.4 NONASSIGNABILITY.  Neither a Participant nor any other person shall have
       ----------------
       any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

  16.5 NOT A CONTRACT OF EMPLOYMENT.  The terms and conditions of this Plan
       ----------------------------
       shall not be deemed to constitute a contract of employment between any Employer and the Participant. Such employment is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless otherwise expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

  16.6 FURNISHING INFORMATION.  A Participant or his or her Beneficiary will
       ----------------------
       cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

  16.7  TERMS.  Whenever any words are used herein in the masculine, they shall
        -----
        be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

  16.8  CAPTIONS.  The captions of the articles, sections and paragraphs of this
        --------
        Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

  16.9  GOVERNING LAW.  Subject to ERISA, the provisions of this Plan shall be
        -------------
        construed and interpreted according to the internal laws of the State of Rhode Island without regard to its conflicts of laws principles.

  16.10 NOTICE.  Any notice or filing required or permitted to be given to the
        ------
        Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

                    Deferred Compensation Committee
                    Avid Technology, Inc.
                    One Park West
                    Tewksbury, MA  01876

        Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

        Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

  16.11 SUCCESSORS.  The provisions of this Plan shall bind and inure to the
        ----------
        benefit of the Participant's Employer and its successors and assigns and the Participant and the Participant's designated Beneficiaries.

  16.12 VALIDITY.  In case any provision of this Plan shall be illegal or
        --------
        invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

  16.13 INCOMPETENT.  If the Committee determines in its discretion that a
        -----------
        benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

  16.14 DISTRIBUTION IN THE EVENT OF TAXATION.
        -------------------------------------

        (a)    IN GENERAL.  If, for any reason, all or any portion of a
               ----------
               Participant's benefits under this Plan becomes taxable to the Participant prior to receipt, a Participant may petition the Committee before a Change in Control, or the trustee of the Trust after a Change in Control, for a distribution of that portion of his or her benefit that has become taxable. Upon the grant of such a petition, which grant shall not be unreasonably withheld (and, after a Change in Control, shall be granted), a Participant's Employer shall distribute to the Participant immediately available funds in an amount equal to the taxable portion of his or her benefit (which amount shall not exceed a Participant's unpaid Account Balance under the Plan). If the petition is granted, the tax liability distribution shall be made within 90 days of the date when the Participant's petition is granted. Such a distribution shall affect and reduce the benefits to be paid under this Plan.

        (b)    TRUST.  If the Trust terminates in accordance with Section 3.6(e)
               -----
               of the Trust and benefits are distributed from the Trust to a Participant in accordance with that Section, the Participant's benefits under this Plan shall be reduced to the extent of such distributions.

  16.15 INSURANCE.  The Employers, on their own behalf or on behalf of the
        ---------
        trustee of the Trust, and, in their sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Trust may choose. The Employers or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Employers shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Employers have applied for insurance.

  16.16 LEGAL FEES TO ENFORCE RIGHTS AFTER CHANGE IN CONTROL.  The Company and
        ----------------------------------------------------
        each Employer is aware that upon the occurrence of a Change in Control, the Board or the board of directors of a Participant's Employer (which might then be composed of new members) or a shareholder of the Company or the Participant's Employer, or of any successor corporation might then cause or attempt to cause the Company, the Participant's Employer or such successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Company or the Participant's Employer to institute, or may institute, litigation seeking to deny Participants the benefits intended under the Plan. In these circumstances, the purpose of the Plan could be frustrated. Accordingly, if, following a Change in Control, it should appear to any Participant that the Company, the Participant's Employer or any successor corporation has failed to comply with any of its obligations under the Plan or any agreement thereunder or, if the Company, such Employer or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover from any Participant the benefits intended to be provided, then the Company and the Participant's Employer irrevocably authorize such Participant to retain counsel of his or her choice at the expense of the Company and the Participant's Employer (who shall be jointly and severally liable) to represent such Participant in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company, the Participant's Employer or any director, officer, shareholder or other person affiliated with the Company, the Participant's Employer or any successor thereto in any jurisdiction. The Company may recover any legal fees paid if a court of competent jurisdiction finds that the retention of counsel by the Participant was frivolous. If the Participant prevails to any extent, the retention of counsel shall be conclusively determined not to be frivolous.

     IN WITNESS WHEREOF, the Company has signed this Plan document as of this ____ day of _____________________, 1997.

                              "Company"

                              Avid Technology, Inc.


                              By: __________________________________

                              Title: _______________________________

                                   Schedule A

                               Measurement Funds


1.   Fidelity Retirement MM Portfolio

2.   Fidelity Investment Grade Bond Fund

3.   Fidelity Puritan Fund

4.   Fidelity Growth and Income Portfolio

5.   Fidelity Blue Chip Growth Fund

6.   Fidelity Contrafund

7.   Fidelity Magellan Fund

8.   Fidelity Asset Manager

9.   Fidelity Oversees Fund

10.  Fidelity Worldwide Fund

11.  Spartan U.S. Equity Index Portfolio